                                                                   Exhibit 10.14
                                                                   -------------

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement (the "Agreement") is made and entered into as of this day of January 1, 2001, by and between Brenda C. Rhodes ("Executive"), and Hall, Kinion & Associates, Inc., a corporation ("Company"), hereinafter jointly referred to as the Parties.

                                   WITNESSETH
                                   ----------

     WHEREAS, Executive is currently employed by the Company pursuant to an Employment Agreement executed on or about October 18, 1996; and

     WHEREAS, the Company wishes to extend the duration of Executive's services and further clarify the terms and conditions of her employment by entering into this Agreement with Executive and Executive is willing to commit her services to the Company, on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Executive and the Company hereto agree as follows:

     1.  Term
         ----

     This agreement shall commence on January 1, 2001, and shall continue in effect for an initial 2-year period, concluding after expiration of the two year period or upon appointment of another CEO by the Company, whichever occurs first (the "Initial Term"). Upon completion of the Initial Term, the Parties agree to employ Executive for a second 3 year period, unless further extended or sooner terminated as hereinafter provided. Thereafter, the term of this Agreement shall be automatically extended for an additional 2 years unless either party shall have served written notice at least 60 days prior to the end of the second term upon the other that it elects not to extend the term of the Agreement.

     2.  Employment
         ----------

          2.1  Engagement.  The Company hereby employs Executive and Executive
               ----------
hereby agrees to be employed by the Company, subject to the terms and conditions herein set forth. During the Initial Term, Executive shall be employed as CEO, Chairman, and President of the Company, and shall be responsible for the duties normally and customarily attendant to such office. Executive shall render such other services and duties of an executive nature consistent with the duties of a senior executive officer of the Company as may from time to time be designated by the Board of Directors ("Board").

          2.2  Change of Title.  Upon completion of the Initial Term, Executive
               ---------------
shall be employed as Chairman of the Board for a second 3-year period, or until designation of Executive as Chairman Emeritus as set forth below. As Chairman of the Board, Executive shall be responsible for the duties normally and customarily attendant to such office. Executive shall render such other services and duties of an executive nature consistent with the duties of a senior executive officer of the Company as may from time to time be designated by the Board. Thereafter, the Parties agree that Executive shall serve as Chairman Emeritus as more fully set forth below.

          2.3  Office and Support Services.  Throughout the term of this
               ---------------------------
Agreement, and thereafter as Chairman Emeritus as set forth below, the Company shall provide Executive with an office, as well as an executive assistant appropriate for an officer of Executive's stature and reasonably necessary for the performance of her duties. Executive's services shall be rendered there and at such other Company locations, if any, except insofar as travel to different locations may be required to perform her regular duties. Should the Company relocate its offices during the Initial Term, in excess of twenty-five (25) miles from its current location, the Company will reimburse Executive for all costs incurred in relocating her primary residence, including, without limitation, travel, moving expenses, temporary lodging, realtors' commissions and closing costs, in an aggregate amount not to exceed ________________.

     3.   Compensation and General Benefits
          ---------------------------------

          3.1  Base Salary.  During the term of this Agreement, the Company
               -----------
shall pay Executive a base salary in an annualized amount equal to three hundred fifty thousand dollars ($350,000) ("base salary") payable pro rata on the Company's regular payday, and subject to adjustment as hereinafter provided.

          3.2  Salary Reviews.  Executive's base salary shall be reviewed
               --------------
annually by the Board for the purpose of considering increases thereof. In conducting this review, the Board shall consider appropriate factors, including, without limitation, Executive's performance, the Company's financial condition and compensation afforded to senior executives of comparable corporations. The base salary shall not be decreased without the written consent of Executive.

          3.3  Bonus.
               -----

          (a)  During the Initial Term, in addition to the salary provided by
Section 3.1, Executive will participate in the Company's Bonus Plan (hereinafter the "Bonus Plan"), pursuant to which Executive shall be eligible to receive additional incentive compensation, on an annual basis. The Parties agree that any such bonus shall equal at maximum, 75% of Executive's base salary then in effect, and shall be adjusted based upon budgets, set targets and Executive's performance towards achieving those goals and targets as established in the January budgeting meetings.

          (b) Upon termination of the Initial Term, Executive shall be entitled to a pro rated bonus for the portion of the year in which she has served as President and Chief Executive Officer of the Company. Should Executive's employment during the Initial Term (other than for Cause) terminate prior to the end of the Company's fiscal year, Executive's bonus, if any, for that fiscal year, shall be prorated based on the portion of the fiscal year prior to the termination.

          3.4  Automobile.  Throughout the term of this Agreement and thereafter
               ----------
so long as Executive serves as Chairman Emeritus as designated below, Executive shall be provided with a leased automobile, at a cost to the Company of approximately what is being paid by the

Company for the automobile leased for Executive at the time of execution of this Agreement, for her use without any additional payments from Executive. Executive shall be reimbursed for all reasonable expenses incurred in the operation of her automobile for the Company's business purposes.

          3.5  Holidays and Sick Leave.  Executive shall be entitled to the nine
               -----------------------
(9) holidays recognized by the Company, and such sick leave as may be available to Company employees of equal stature.

          3.6  Club Membership.  The Company will reimburse Executive for
               ---------------
membership and monetary dues during her employment, in the City Club. Thereafter, the Company shall continue to make such contributions on Executive's behalf to the City Club or a similarly priced club of Executive's choosing so long as she is serving as Chairman Emeritus.

          3.7  Other Benefits.  During her lifetime, so long as Executive is in
               --------------
compliance with the provisions of Section 6 below, Executive (and her spouse and dependents) shall be entitled to participate in the Company's liability insurance, life insurance, disability insurance, dental insurance, hospitalization insurance, medical, accident, and other employee benefit plans from time to time adopted by the Company. The Company shall have the right to change insurance carriers and benefit plans as may be appropriate in light of future market conditions and shall have the right to purchase individual policies covering Executive if necessary. Executive's participation in the Company's retirement and pension plans shall be fixed at such time as Executive becomes Chairman Emeritus.

          3.8  Stock Options.  Executive shall also be eligible to receive
               -------------
additional incentive compensation in the form of stock option grants. Review for any such grant shall be concurrent with Executive's annual salary review and shall be based upon the same factors used to evaluate Executive's bonus entitlement as set forth in 3.3 above. Once granted, Executive's entitlement to such award of options shall vest in accordance with the Company's Stock Option Plan, unless otherwise specified herein.

     4.   Reimbursement of Expenses
          -------------------------

     The Company will promptly reimburse Executive for all reasonable business expenses incurred by Executive in pursuing the business of the Company, including, without limitation, expenditures for entertainment and travel.

     5.   Confidential Information
          ------------------------

     During the term of this Agreement and forever thereafter, Executive agrees to keep confidential all information provided by the Company, excepting any such information as is already known to the public, and including any such information and material relating to any customer, vendor, licensor, licensee, or other party transacting business with the Company, and not to release, use, or disclose the same, except with the prior written permission of the Company. Executive further covenants and agrees that every document, computer disk, computer software program, notation, record, diary, memorandum, development, investigation, or the like, and any method or manner of doing business, of the Company (or containing any other secret or confidential information of the Company) made or acquired by Executive during her employment, is and shall be the sole and exclusive property of the Company.

     6.   Non-Compete and Non-Solicitation of Company Employees
          -----------------------------------------------------

     Executive agrees that, for an initial period of three years and continuing thereafter as a condition to Executive's continuing receipt of benefits under
Section 3.7, she will not, directly or indirectly, solicit for employment, or advise or recommend to any other person that they solicit for employment, any employee of the Company. Executive further agrees that for that same period, she will not directly or indirectly, engage in any business or activity competitive with the business activities of the Company. The foregoing shall not apply to passive investments by Executive of up to 5% of the outstanding stock of any publicly traded company, regardless of whether such Company competes with the Company.

     7.   Indemnification
          ---------------

     In the event Executive is made, or threatened to be made, a party to any legal action or proceeding, by reason of the fact that Executive is or was an employee, director or officer of the Company or serves or served any other corporation fifty percent (50%) or more owned or controlled by the Company in any capacity at the company's request, Executive shall be indemnified by the Company, and the Company shall pay Executive's related expenses when and as incurred, including but not limited to attorney fees, all to the fullest extent permitted by law.

     8.   Loan to Executive
          -----------------

     Executive currently owes to the Company $2,000,000.00 principal amount evidenced by a promissory note dated January 25, 1999 and currently due and payable on January 25, 2002 (the "Note"). Upon execution of this Agreement, the Note shall be amended to extend the term to January 1, 2005 and to provide that on January 1, 2001, and each subsequent January 1, thereafter, 20% of the principal amount plus accrued interest shall be forgiven, such that on January 1, 2005, any amounts owing on the Note shall have been reduced to $0. Executive acknowledges that forgiveness of the Note will result in the Company reporting the amount forgiven on Executive's W-2 and that Executive is responsible for any taxes due as a result of such forgiveness.

     9.   Termination
          -----------

          9.1 Termination by the Company of Executive's Employing t The Company may terminate Executive's employment with the Company under the following circumstances:

               (a)  Upon Executive's death;

               (b) For Cause. For purposes of this Agreement, the term "Cause" shall mean (i) conviction of Executive by a court of competent jurisdiction, of a felony which is materially harmful to the reputation or business of the Company or (ii) willful and knowing failure by Executive to perform substantially any material obligation required to be performed by her hereunder. Executive may not be terminated for Cause unless and until (A) the Company's Board gives written notice to Executive instructing her to perform such material obligation and

(B) Executive fails to perform such material obligation within 30 days after Executive receives the notice.

     9.2  Other Termination.
          -----------------

          (a) If at any time during the term of this Agreement there shall occur a Change in Control (as defined in Section 9.2(c) below) or Cessation of Operations (as defined in 9.2(d) below) of the Company, either Executive or the Company shall have the right to terminate Executive's employment with the Company at any time within six months following the Change in Control or Cessation of Operations, and Executive shall have no further obligation under this Agreement, except as provided in Sections 5 and 6 hereof. The parties specifically agree that a significant diminution of Executive's' duties or authority, without the assignment of comparable alternative responsibilities, shall also trigger this provision.

          (b) Termination of Executive's services under this Section 9.2 shall be deemed to be a termination by the Company other than for Cause.

          (c) For purposes of this Agreement, a "Change in Control" of the Company shall mean (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than any employee benefit plan, sponsored or maintained by the company or any affiliate, a group of persons which includes such a plan ("Affiliated Purchaser") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 51 % or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors; (ii) the Company is merged or consolidated with any person other than an Affiliated Purchaser and as a result of such merger or consolidation less than a majority of the outstanding voting securities of the surviving or resulting company shall then be owned in the aggregate by the former shareholders of the Company; (iii) individuals who constitute the Board of the Company on the date hereof (the "Incumbent Board"), or individuals who are Affiliated Purchasers cease for any reason to constitute at least a majority thereof, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be, for purposes of this clause
(iv) considered as though that person were a member of the Incumbent Board; or
(v) the Company sells or transfers all or substantially all of its assets to a person other than an Affiliated Purchaser.

          Notwithstanding anything to the contrary contained herein, or contained in the Company's Stock Option Plan, in the event of a Change of Control, regardless of whether Executive's employment is terminated, all unvested options held by Executive on the date of such Change of Control, shall immediately vest and become exercisable in full and shall remain exercisable for the period specified in the applicable option agreement.

          (d) For purposes of this Agreement, a "Cessation of Operations" of the Company shall mean the permanent or temporary shut down of the Company, if the shutdown results in an employment loss at the Company, during any one hundred eighty (180) day period, of sixty-five percent (65%) or more of the Company's regular, full time workforce.

          9.3  Notice of Termination.  Any termination by Executive or by the
               ---------------------
Company shall be communicated by written notice of termination to the other party hereto, which notice shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment. Except as provided in Section 9.1(b), any notice of termination shall be effective upon receipt by the party to whom such notice is delivered.

     10.  Termination Benefits
          --------------------

          10.1 Executive's Rights Upon Termination for Cause.  If Executive's
               ---------------------------------------------
employment shall be terminated by the Company for Cause, the Company shall continue to pay Executive her full base salary, as provided above, through the date of termination and an amount to compensate Executive for accrued vacation, in accordance with the Company's then applicable policy, to the date of termination, and the Company shall have no further obligation to Executive under this Agreement.

          10.2 Executive's Rights Upon Termination Other than For Cause or
               -----------------------------------------------------------
Breach.  During the term of this Agreement, if the Company terminates Executive
------
other than for Cause, death or Executive terminates her employment hereunder because the Company shall fail in any material respect to observe or perform any covenant or agreement in this Agreement to be observed or performed by the Company, then

               (a) Not later than three (3) days after such termination of employment, the Company shall:

                    (i) Pay Executive her full base salary through the date of termination;

                    (ii)  Subject to Executive's continuing compliance with
               Section 6 hereof, provide Executive, for the rest of Executive's life (whether directly or through conversion of applicable insurance policies to individual policies for which the Company shall pay the premiums), with disability, accident, health and life insurance benefits for Executive and her family, which Executive is receiving immediately prior to the date of termination.

                    (iii) Acquire and transfer title to the automobile then
               being provided to Executive, without any payment by Executive therefor; and

                    (iv) Forgive any remaining outstanding principal and interest on the Note and release any collateral securing the Note to Executive.

               (b) Not later than sixty (60) days after such termination of employment, the Company shall remit to Executive a lump sum (the "Severance Payment") in an amount exactly equal to three times her annual base salary and bonus paid for the immediately preceding fiscal year of the Company.

          10.3 Termination Upon Death.  If Executive dies prior to the
               ----------------------
expiration of the Term or a subsequent renewal period, the Company shall pay to Executive's estate, or other designated beneficiary(s) as shown in the records of the Company, any earned but unpaid base salary, payment of a pro-rata amount of the bonus that Executive would be eligible to receive under the bonus plan for the year in which Executive's death occurs, and benefits that Executive is entitled to receive as of the date of termination other than for Cause. In addition, vesting of any unvested stock options, including any granted by reason of this Agreement, shall immediately accelerate and become immediately exercisable in their entirety.

          10.4 Chairman Emeritus.
               -----------------

               (a) Upon conclusion of this Agreement, except termination for Cause or death, the Parties agree that Executive shall assume the position of Chairman Emeritus. In that capacity, Executive shall have no day to day operational duties, however, will engage in public speaking and writing as the retired founder and chairman of the Company and shall make herself reasonably available for major Company events. In that capacity, Executive shall be entitled to all of the same benefits and stock option incentives as set forth above, with the exception that Executive shall not be entitled to receive salary and bonuses. In addition, for a 24 month period following designation of Executive as Chairman Emeritus, the Company shall offer Executive the option of purchasing its' "Empire House" facility in Park City, Utah at its then current fair market value or 120% of its present fair market value, whichever is lower. Should this option be exercised, the Parties agree to enter a separate agreement with respect to that sale and purchase.

               (b) Not later than sixty (60) days after termination of employment pursuant to 10.2 above or designation of Executive as Chairman Emeritus, the Company shall remit to Executive a lump sum (the "Severance Payment") in an amount exactly equal to three times her annual base salary and bonus paid for the immediately preceding fiscal year of the Company.

     11.  Notices
          -------

     All notices required or permitted to be given by either party hereunder shall be in writing and shall be deemed sufficiently given if mailed by registered or certified mail, or personally delivered to the party entitled thereto at the address stated below, or to such changed address as the addressee may have given by a similar notice:

To the Company:                                   Hall Kinion & Associates, Inc.
                                                  China Basin Landing
                                                  185 Berry Street, Suite 6440
                                                  San Francisco, CA 94107
                                                  Telecopier: (415) 371-8451
                                                  Attn: Chief Financial Officer

With a Copy to:                            Lawrence Calof
                                           Gibson, Dunn & Crutcher LLP
                                           1530 Page Mill Road
                                           Palo Alto, CA 94304
                                           Telecopier:  650-849-5333

To Executive:                              Brenda C. Rhodes
                                           Hall Kinion & Associates, Inc.
                                           China Basin Landing
                                           185 Berry Street, Suite 6440
                                           San Francisco, CA 94107
                                           Telecopier: (415) 371-8451

With a copy to:                            Keith I. Chrestionson
                                           -----------------------------------
                                           Kauff, McClain & McGuire
                                           -----------------------------------
                                           88 Kearny Street, 21st Floor
                                           -----------------------------------
                                           San Francisco, CA 94108
                                           -----------------------------------


     12.  General Provisions
          ------------------

          12.1  Waiver. No waiver by any party hereto of any failure of any
                ------
other party to keep or perform any covenant or condition of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same, or any other covenant or condition.

          12.2  Amendments. No provision of this Agreement may be amended,
                ----------
modified or waived unless such amendment, modification or waiver shall be agreed to in writing and signed by Executive and a duly authorized officer of the Company.

          12.3  Severability. If any provision of this Agreement shall be
                ------------
determined to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

          12.5  Assignment. No right to or interest in any payments shall be
                ----------
assignable by either party; provided; however, that this provision shall not preclude Executive from designating one or more beneficiaries to receive any amount that may be payable after her death and shall not preclude her executor or administrator from assigning any right hereunder to the person or persons entitled hereto. Further, the Company may assign this Agreement: (a) to an affiliate so long as such affiliate assumes the Company's obligations hereunder, or (b) in connection with a merger or consolidation involving the Company or a sale of substantially all its assets or shares to the surviving corporation or purchaser as the case may be so long as such assignee assumes the Company's obligations hereunder.

          12.6  Successors and Assigns.  This Agreement and the obligations of
                ----------------------
the Company and Executive hereunder shall be binding upon and shall be assumed by their respective successors including, without limitation, any corporation or corporations acquiring the Company, whether by merger, consolidation, sale or otherwise.

          12.7  Governing Law.  The validity, interpretation, performance, and
                -------------
enforcement of this Agreement shall be governed by the laws of the State of California without regard to the principles of conflict of laws thereof.

          12.8  Tax Matters.  In the event that, as a result of payments in the
                -----------
nature of compensation to or for the benefit of Executive under this Agreement or otherwise in connection with a Change of Control, any state, local or federal taxing authority imposes any taxes on Executive that would not be imposed but for the occurrence of a Change of Control, including any excise tax under
Section 4999 of the Internal Revenue Code and any successor or comparable provision, then, in addition to the benefits provided for above or otherwise, the Company (including any successor to the Company) shall pay to Executive at the time any such amounts are paid an amount equal to the amount of any such tax imposed or to be imposed on Executive (the parachute tax reimbursement). In addition, the Company (including any successor to the Company) shall "gross up" such parachute tax reimbursement by paying to Executive at the same time, an additional amount equal to the aggregate amount of any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise) that axe or will be payable by Executive as a result of the parachute tax reimbursement being paid or payable to Executive and/or as a result of the additional amounts paid or payable to Executive pursuant to this sentence, such that after payment of such additional taxes, Executive shall have been paid on an after-tax basis an amount equal to the parachute tax reimbursement.
Executive acknowledges that any income taxes arising out of the payment of premiums for health and life insurance shall be the responsibility of Executive and shall not be reimbursed by the Company.

          12.9  Attorney's Fees and Costs.  If any action at law or in equity is
                -------------------------
necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.

          12.10 No Representation.  No officer, employee or representative of
                -----------------
the Company has any authority to make any representation or promise in connection with this

Agreement or the subject matter hereto which is not contained herein, and Executive agrees that she has not executed this Agreement in reliance upon any such representation or promise.

          12.11  Headings.  The headings of sections and subsections are
                 --------
included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          12.12  Entire Agreement.  This document constitutes the entire
                 ----------------
understanding and Agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings and representations are hereby terminated and cancelled in their entirety and are of no further force or effect.

          12.13  Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts with the same effect as if the signatures to all such counterparts was upon the same instrument, and all such counterparts shall constitute but one instrument.

          12.14  No Mitigation of Damages.  Executive shall not be required to
                 ------------------------
mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's then existing rights, or rights which would accrue solely as a result of the passage of time, under any Company benefit plan or other contract, plan or arrangement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


                                            HALL KINION & ASSOCIATES, INC.
-------------------------------------
Brenda C. Rhodes
----------------
                                            By:
                                            ---------------------------------